Exhibit 10.10
Assignment of Copley Lease ELD to ECEI
ASSIGNMENT OF LEASE

This assignment of lease from Eastern Land Development LLC to Eastern Consolidated Energy, Inc. entered into this 12th day of January 2004 is hereby executed under the following terms and conditions.

Eastern Land Development LLC hereby assigns that certain Coal Lease dated 10th day of October 2003 known as the Copley Lease, subject to a $.75 per ton Overriding Royalty on all coal mined and sold to Eastern Land Development LLC. This lease is filed and recorded on Lease Book 70, Page Number 390, and dated January 26, 2004. and is located in Martin County, Kentucky and said assignment being to Eastern Consolidated Energy, Inc.("ECEI"), a Kentucky Corporation located at 9900 W. Sample Rd. Suite 300, Coral Springs, FL 33065.

As compensation for said lease ECEI agrees to pay Eastern Land Development LLC Seven Hundred Thousand Shares of Consolidated Energy, Inc. common stock (Rule
144).

ECEI agrees to abide by all terms and conditions as stipulated in said lease.

IN WITNESS WHEREOF, have executed this assignment as of the 12th day of January 2004.


EASTERN LAND DEVELOPMENT LLC

/s/Larry Hunt
Larry Hunt, Member

EASTERN CONSOLIDATED ENERGY INC.

/s/David Guthrie
David Guthrie, President